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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE


                      PEDIATRIC SERIVES OF AMERICA, INC.
                    ANNOUNCES STOCK TRADING TO BE MOVED TO
                          THE NASDAQ SMALLCAP MARKET


NORCROSS, GA, MARCH 19, 1999 . . . . . . PEDIATRIC SERVICES OF AMERICA, INC.
(NASDAQ:PSAI) today announced that, effective with the open of business on March 22, 1999, the listing of the PSAI's Common Stock will move to The Nasdaq SmallCap Market. The stock symbol will remain the same. As previously reported, PSAI's common stock failed to meet the minimum bid price and minimum value of the public float requirements for continued listing on The Nasdaq National Market due to the decline in the market price of the stock.

PSAI provides comprehensive pediatric home health care services through a network of 113 branch offices in 27 states and the District of Columbia and provides testing services through over 200 offices nationwide.



                       FOR FURTHER INFORMATION CONTACT:
                       JOSEPH D. SANSONE, PRESIDENT/CEO
                                      OR
              STEPHEN M. MENGERT, SR. VICE PRESIDENT FINANCE/CFO
                                 770-441-1580




Forward looking statements made in this release involve a number of risks and uncertainties, including, but not limited to changes in government regulation and health care reforms, ability to execute on the Company's acquisition and strategic alliance programs, both in finding suitable acquisitions and alliance candidates and financing therefor, changing economic and market conditions and other risk factors detailed in the Company's Securities and Exchange Commission filing.

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